                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Strong Q1 FYE 2025 Results

Revenue and Diluted EPS Come in Ahead of Guidance

World’s Leading Brands Select Verint Open Platform for Tangible AI Business Outcomes

Raising Revenue and Diluted EPS Outlook for FYE25

MELVILLE, N.Y., June 4, 2024 - Verint® (Nasdaq: VRNT), The CX Automation Company™, today announced results for the three months ended April 30, 2024 (FYE 2025). Revenue for the three months ended April 30, 2024 was $221 million, representing 2% year-over-year growth on a reported basis and 5% growth year-over-year as adjusted for the divestiture of our quality managed services business on January 31, 2024. For the three months ended April 30, 2024, diluted EPS was $0.16 on a GAAP basis and $0.59 on a non-GAAP basis, reflecting 11% year-over-year growth.

Dan Bodner, Verint CEO commented: “Brands are increasingly seeking AI business outcomes to increase customer experience (CX) automation in their contact centers. Behind our recent momentum is the Verint open platform which was introduced last year to transform the latest AI technology into tangible AI business outcomes, better than any other contact center platform.”

Bodner continued: “We believe the AI business outcome opportunity in the contact center market is early, growing and very large, as brands are starting to deploy AI-powered bots to reduce labor costs and elevate CX. In Q1, many of the world’s leading brands selected our open platform and AI-powered bots to deliver tangible AI business outcomes. We are pleased that our Q1 revenue and non-GAAP diluted EPS came in ahead of our guidance, and with this strong start to the year, we are raising our annual outlook to reflect continued market demand for CX automation.”

Q1 FYE 2025 Highlights
•Revenue: Up 2% year-over-year on a reported basis and up 5% year-over-year as adjusted for the divestiture of our quality managed services business on January 31, 2024
•Gross Margin: Up >250bps year-over-year
•SaaS Revenue: Up 20% year-over-year
•New Bundled SaaS ACV Bookings: up 25% year-over-year with 80% including Bots

Grant Highlander, Verint CFO, added, “Our strong Q1 results were driven by continued SaaS momentum and 20% SaaS revenue growth. I am pleased with Q1 New Bundled SaaS ACV bookings up 25% year-over-year and with 80% of these bookings including AI-power bots. As of the end of Q1, our advanced stage bundled SaaS pipeline for the remainder of the year was up more than 20% from same period last year, reflecting the increasing market demand for tangible AI business outcomes.”

FYE 2025 Outlook
We are raising our non-GAAP outlook for the year ending January 31, 2025.

•Revenue: $933 million +/- 2%, reflecting 5% year-over-year growth (adjusted for the divestiture discussed above)
•Diluted EPS: $2.90 at the midpoint of our revenue guidance, reflecting 6% year-over-year growth

Our non-GAAP outlook for three months ending July 31, 2024 and year ending January 31, 2025 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $5 million and $18 million, for the three months ending July 31, 2024 and year ending January 31, 2025, respectively.

Our non-GAAP outlook for the three months ending July 31, 2024 and year ending January 31, 2025 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Stock-based compensation expenses are expected to be between approximately $18 million and $20 million, and $74 million and $78 million, for the three months ending July 31, 2024 and year ending January 31, 2025, respectively, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended April 30, 2024 and 2023 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3, 4 and 5 of this press release.

Q1 Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2024 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a leader in customer experience ("CX") automation. The world’s most iconic brands – including more than 80 of the Fortune 100 companies – use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise.

Verint. The CX Automation Company™, is proud to be Certified™ by Great Place To Work®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, rising interest rates, tightening credit markets, inflation, instability in the banking sector, actual or threatened trade wars, political unrest, armed conflicts, natural disasters, or outbreaks of disease (including global epidemics or pandemics), as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, liquidity, or businesses; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards, including achieving and maintaining the competitive differentiation of our solution platform; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products and services that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to grow faster than us or have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service ("SaaS") transition, including successfully transitioning customers to our cloud platform and the increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit, and train qualified personnel and management in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as artificial intelligence ("AI"), whose adoption and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies, as well as with developing, offering, implementing, and maintaining an enterprise-class, broad solution portfolio; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts, and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, vulnerabilities, or develop operational problems; risk that we or our solutions may be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property ("IP") rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors, and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2024	2023
Revenue:
Recurring	$173,528	$166,439
Nonrecurring	47,749	50,127
Total revenue	221,277	216,566
Cost of revenue:
Recurring	35,923	39,643
Nonrecurring	26,480	26,795
Amortization of acquired technology	1,358	1,965
Total cost of revenue	63,761	68,403
Gross profit	157,516	148,163
Operating expenses:
Research and development, net	36,730	31,782
Selling, general and administrative	93,276	101,279
Amortization of other acquired intangible assets	3,065	6,330
Total operating expenses	133,071	139,391
Operating income	24,445	8,772
Other income (expense), net:
Interest income	1,978	1,982
Interest expense	(2,591)	(2,781)
Other (expense) income, net	(498)	24
Total other expense, net	(1,111)	(775)
Income before provision for income taxes	23,334	7,997
Provision for income taxes	7,955	4,363
Net income	15,379	3,634
Net income attributable to noncontrolling interests	138	339
Net income attributable to Verint Systems Inc.	15,241	3,295
Dividends on preferred stock	(5,200)	(5,200)
Net income (loss) attributable to Verint Systems Inc. common shares	$10,041	$(1,905)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.16	$(0.03)
Diluted	$0.16	$(0.03)

Weighted-average common shares outstanding:
Basic	62,335	64,940
Diluted	62,845	64,940

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP SaaS Metrics
(Unaudited)

SaaS Revenue

	Three Months Ended April 30,
(in thousands)	2024	2023
Bundled SaaS revenue - GAAP	$65,695	$59,453
Unbundled SaaS revenue - GAAP	75,288	57,695
SaaS revenue - GAAP	140,983	117,148

Estimated bundled SaaS revenue adjustments	—	612
Estimated unbundled SaaS revenue adjustments	—	—
Estimated SaaS revenue adjustments	—	612

Bundled SaaS revenue - non-GAAP	65,695	60,065
Unbundled SaaS revenue - non-GAAP	75,288	57,695
SaaS revenue - non-GAAP	$140,983	$117,760

New SaaS ACV

	Three Months Ended April 30,
(in thousands)	2024	2023
New SaaS ACV	$19,783	$15,990
New SaaS ACV - bundled SaaS component	14,872	11,863
New SaaS ACV - unbundled SaaS component	4,911	4,127
New SaaS ACV - Last Twelve Months	97,074	93,977

SaaS ARR

	Three Months Ended April 30,
(in thousands)	2024	2023
SaaS ARR	$537,664	$493,677

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended April 30,
(in thousands)	2024	2023
Recurring revenue - GAAP	$173,528	$166,439
Nonrecurring revenue - GAAP	47,749	50,127
Total GAAP revenue	221,277	216,566
Recurring revenue adjustments	—	627
Nonrecurring revenue adjustments	—	—
Total revenue adjustments	—	627
Recurring revenue - non-GAAP	173,528	167,066
Nonrecurring revenue - non-GAAP	47,749	50,127
Total non-GAAP revenue	$221,277	$217,193

Gross Profit and Gross Margin

	Three Months Ended April 30,
(in thousands)	2024	2023
Recurring cost of revenues	$35,923	$39,643
Nonrecurring cost of revenues	26,480	26,795
Amortization of acquired technology	1,358	1,965
Total GAAP cost of revenue	63,761	68,403
GAAP gross profit	157,516	148,163
GAAP gross margin	71.2%	68.4%
Revenue adjustments	—	627
Amortization of acquired technology	1,358	1,965
Stock-based compensation expenses	1,082	436
Acquisition and divestitures expenses, net	—	56
Restructuring expenses	182	258
Non-GAAP gross profit	$160,138	$151,505
Non-GAAP gross margin	72.4%	69.8%

Research and Development, net

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP research and development, net	$36,730	$31,782
As a percentage of GAAP revenue	16.6%	14.7%
Stock-based compensation expenses	(3,543)	(2,327)
Acquisition and divestitures expenses, net	—	(56)
Restructuring expenses	(1,464)	(138)
Other adjustments	—	(5)
Non-GAAP research and development, net	$31,723	$29,256
As a percentage of non-GAAP revenue	14.3%	13.5%

Selling, General and Administrative Expenses

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP selling, general and administrative expenses	$93,276	$101,279
As a percentage of GAAP revenue	42.2%	46.8%
Stock-based compensation expenses	(13,396)	(12,216)
Acquisition and divestitures expenses, net	(205)	(7,703)
Restructuring expenses	(1,133)	(1,004)
Accelerated lease costs	—	(288)
IT facilities and infrastructure realignment	—	(2,779)
Other adjustments	(109)	(170)
Non-GAAP selling, general and administrative expenses	$78,433	$77,119
As a percentage of non-GAAP revenue	35.4%	35.5%

Operating Income and Operating Margin

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP operating income	$24,445	$8,772
GAAP operating margin	11.0%	4.1%
Revenue adjustments	—	627
Amortization of acquired technology	1,358	1,965
Amortization of other acquired intangible assets	3,065	6,330
Stock-based compensation expenses	18,021	14,979
Acquisition and divestitures expenses (benefit), net	205	7,815
Restructuring expenses	2,779	1,400
Accelerated lease costs	—	288
IT facilities and infrastructure realignment	—	2,779
Other adjustments	109	175
Non-GAAP operating income	$49,982	$45,130
Non-GAAP operating margin	22.6%	20.8%

Other Expense, Net

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP other expense, net	$(1,111)	$(775)
Losses on early retirements of debt	—	237
Acquisition and divestitures benefit, net	—	(156)
Other adjustments	—	(9)
Non-GAAP other expense, net(1)	$(1,111)	$(703)

Provision for Income Taxes

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP provision for income taxes	$7,955	$4,363
GAAP effective income tax rate	34.1%	54.6%
Non-GAAP income tax adjustments	(1,778)	(282)
Non-GAAP provision for income taxes	$6,177	$4,081
Non-GAAP effective income tax rate	12.6%	9.2%

Net Income (Loss) Attributable to Verint Systems Inc. Common Shares

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP net income (loss) attributable to Verint Systems Inc. common shares	$10,041	$(1,905)
Revenue adjustments	—	627
Amortization of acquired technology	1,358	1,965
Amortization of other acquired intangible assets	3,065	6,330
Stock-based compensation expenses	18,021	14,979
Losses on early retirements of debt	—	237
Acquisition and divestitures expenses, net	205	7,659
Restructuring expenses	2,780	1,400
Accelerated lease costs	—	288
IT facilities and infrastructure realignment	—	2,779
Other adjustments	109	166
Non-GAAP tax adjustments	1,778	282
Dividends, reversed due to assumed conversion of preferred stock(3)	5,200	—
Total adjustments	32,516	36,712
Non-GAAP net income attributable to Verint Systems Inc. common shares	$42,557	$34,807

Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended April 30,
(in thousands, except per share data)	2024	2023
GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.16	$(0.03)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.59	$0.53

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	62,845	64,940
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	9,477	447
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	72,322	65,387

GAAP Net Income to Adjusted EBITDA

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP net income	$15,379	$3,634
As a percentage of GAAP revenue	7.0%	1.7%
Provision for income taxes	7,955	4,363
Other expense, net	1,111	775
Depreciation and amortization(2)	10,748	16,857
Revenue adjustments	—	627
Stock-based compensation expenses	18,021	14,979
Acquisition and divestitures expenses, net	204	7,815
Restructuring expenses	2,779	1,324
Accelerated lease costs	—	288
IT facilities and infrastructure realignment	—	1,027
Other adjustments	109	175
Adjusted EBITDA	$56,306	$51,864
As a percentage of non-GAAP revenue	25.4%	23.9%

Gross Debt to Net Debt

(in thousands)	April 30, 2024	January 31, 2024
Long-term debt	$411,365	$410,965
Unamortized debt discounts and issuance costs	3,635	4,035
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	236,592	241,400
Restricted cash and cash equivalents, and restricted bank time deposits	1,074	1,269
Short-term investments	785	686
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	176,549	171,645
Long-term restricted cash, cash equivalents, time deposits, and investments	179	181
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$176,370	171,464

(1) For the three months ended April 30, 2024, other expense, net of $1.1 million was comprised of $0.6 million of interest and other expense, net and $0.5 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three months ended April 30, 2024. Dividends on the preferred stock was more dilutive in the three months ended April 30, 2023.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Quarterly Revenue of Divested Quality Managed Service Offering ("Divested Offering")
Reconciliation of Non-GAAP Divestiture Revenue
(Unaudited)

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP revenue	$216,566	$210,165	$218,547	$265,109	$910,387
Revenue from divested offering	6,759	6,429	6,114	$5,946	25,248
Total GAAP revenue without divested offering	$209,807	$203,736	$212,433	$259,163	$885,139

Total non-GAAP revenue	$217,193	$210,407	$218,667	$265,220	$911,487
Revenue from divested offering	6,759	6,429	6,114	5,946	25,248
Total non-GAAP revenue without divested offering	$210,434	$203,978	$212,553	$259,274	$886,239

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Gross Profit
(Unaudited)

Recurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP recurring revenue	$173,528	$166,439
GAAP recurring cost of revenues	35,923	39,643
GAAP recurring gross profit	137,605	126,796
GAAP recurring gross margin	79.3%	76.2%

Recurring revenue adjustments	—	627
Recurring stock-based compensation expenses	549	296
Recurring acquisition and divestitures expenses, net	—	56
Recurring restructuring expenses	7	105
Non-GAAP recurring gross profit	$138,161	$127,880
Non-GAAP recurring gross margin	79.6%	76.5%

Nonrecurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP nonrecurring revenue	$47,749	$50,127
GAAP nonrecurring cost of revenues	26,480	26,795
GAAP nonrecurring gross profit	21,269	23,332
GAAP nonrecurring gross margin	44.5%	46.5%

Nonrecurring stock-based compensation expenses	533	140
Nonrecurring restructuring expenses	175	153
Non-GAAP nonrecurring gross profit	$21,977	$23,625
Non-GAAP nonrecurring gross margin	46.0%	47.1%

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)	Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Three Months Ended
Revenue for the three months ended April 30, 2023	$216,566	$217,193
Revenue for the three months ended April 30, 2024	$221,277	$221,277
Revenue for the three months ended April 30, 2024 at constant currency(1)	$221,000	$221,000
Reported period-over-period revenue growth	2.2%	1.9%
% impact from change in foreign currency exchange rates	(0.2)%	(0.1)%
Constant currency period-over-period revenue growth	2.0%	1.8%

(1) Revenue for the three months ended April 30, 2024 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2023 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 18% and 20% of our total GAAP revenue for the three months ended April 30, 2024 and 2023, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 32% and 31% of our total combined GAAP cost of revenue and operating expenses for the three months ended April 30, 2024 and 2023, respectively.

(3) Non-GAAP revenue denominated in non-U.S. dollars was 18% and 21% of our total non-GAAP revenue for the three months ended April 30, 2024 and 2023, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 34% and 35% of our total combined non-GAAP cost of revenue and operating expenses for the three months ended April 30, 2024 and 2023, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2024	2024
Assets
Current Assets:
Cash and cash equivalents	$236,592	$241,400
Short-term investments	785	686
Accounts receivable, net of allowance for credit losses of $1.3 million and $1.2 million, respectively	155,903	190,461
Contract assets, net	71,490	66,913
Inventories	16,589	14,209
Prepaid expenses and other current assets	48,775	59,505
Total current assets	530,134	573,174
Property and equipment, net	48,689	47,704
Operating lease right-of-use assets	28,836	30,118
Goodwill	1,354,933	1,352,715
Intangible assets, net	58,450	57,466
Other assets	168,970	165,247
Total assets	$2,190,012	$2,226,424

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$29,327	$26,301
Accrued expenses and other current liabilities	122,391	137,433
Contract liabilities	242,478	254,437
Total current liabilities	394,196	418,171
Long-term debt	411,365	410,965
Long-term contract liabilities	9,394	10,581
Operating lease liabilities	30,933	32,100
Other liabilities	88,892	85,620
Total liabilities	934,780	957,437
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at April 30, 2024 and January 31, 2024, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2024 and January 31, 2024, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at April 30, 2024 and January 31, 2024, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2024 and January 31, 2024, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 61,914,000 and 62,738,000 shares; outstanding 61,914,000 and 62,738,000 shares at April 30, 2024 and January 31, 2024, respectively.	62	63
Additional paid-in capital	958,062	979,671
Retained earnings (accumulated deficit)	8,518	(6,723)
Accumulated other comprehensive loss	(150,241)	(142,962)
Total Verint Systems Inc. stockholders' equity	816,401	830,049
Noncontrolling interest	2,510	2,617
Total stockholders' equity	818,911	832,666
Total liabilities, temporary equity, and stockholders' equity	$2,190,012	$2,226,424

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$15,379	$3,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,367	17,503
Stock-based compensation, excluding cash-settled awards	18,009	14,814
Losses on early retirements of debt	—	237
Other, net	179	45
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	33,802	31,124
Contract assets	(4,776)	1,923
Inventories	(2,372)	(937)
Prepaid expenses and other assets	1,404	21,278
Accounts payable and accrued expenses	(2,410)	(6,821)
Contract liabilities	(12,418)	(19,245)
Deferred income taxes	775	90
Other, net	1,778	(3,638)
Net cash provided by operating activities	60,717	60,007

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(9,206)	—
Divestitures, net of cash divested	1,300	—
Purchases of property and equipment	(3,591)	(4,923)
Maturities and sales of investments	228	232
Purchases of investments	(330)	(3,180)
Cash paid for capitalized software development costs	(2,538)	(1,868)
Change in restricted bank time deposits, and other investing activities, net	2	(1,019)
Net cash used in investing activities	(14,135)	(10,758)

Cash flows from financing activities:
Proceeds from borrowings	—	100,000
Repayments of borrowings and other financing obligations	(553)	(100,530)
Purchases of treasury stock and common stock for retirement	(37,095)	(60,294)
Preferred stock dividend payments	(10,400)	(10,400)
Distributions paid to noncontrolling interest	(245)	(245)
Payments of contingent consideration for business combinations (financing portion)	(2,658)	(18)
Cash received for contingent consideration for business divestitures (financing portion) and other financing activities	214	1
Net cash used in financing activities	(50,737)	(71,486)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(848)	859
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(5,003)	(21,378)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	242,669	282,161
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$237,666	$260,783

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$236,592	$260,719
Restricted cash and cash equivalents included in prepaid expenses and other current assets	1,074	6
Restricted cash and cash equivalents included in other assets	—	58
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$237,666	$260,783

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP revenue from divested manual quality managed services, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses, including losses on terminations, due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. We also exclude from our non-GAAP financial measures separation expenses incurred in connection with the spin-off of our former Cyber Intelligence Solutions business, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology. Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs were incremental to our normal operating expenses and were incurred solely as a result of the separation transaction.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2025 is currently approximately 13% and was 8% for the year ended January 31, 2024. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed customer contract signed by both parties before the end of the period.

SaaS Annual Recurring Revenue (SaaS ARR) represents the annualized quarterly run-rate value of active or signed SaaS contracts as of the end of a period. For unbundled SaaS contracts, the amount included in SaaS ARR is generally consistent with the amount that we invoice the customer annually for the term-based license transaction. We use SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of our recurring business as we shift to SaaS. SaaS ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions for bundled SaaS and unbundled SaaS. SaaS ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. SaaS ARR is not intended to be a replacement for forecasts of SaaS revenue.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, accelerated lease costs, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow

Free Cash Flow is defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.